UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2020

Temir Corp.

 (Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

333-213996

(Commission File Number)

98-1321204

 (IRS Employer Identification No.)

Suite 1802-03, 18/F, Strand 50, 50 Bonham Strand, Sheung Wan, Hong Kong.

(Address of principal executive offices) (Zip Code)

(852) 2852 7388

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	TMRR	OTC Markets-Pink Sheet

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On April 29, 2020, Temir Corp. (the “Company”) as purchaser and Ace Vantage Investments Limited (the “Vendor”) as vendor entered into an amendment (the “Amendment”) to the previously disclosed Sale and Purchase Agreement, dated April 2, 2020, among the Purchaser and the Vendor, pursuant to which the Purchaser agreed to purchase, and the Vendor agreed to sell, all of the issued share capital in JTI Financial Services Group Limited.

Pursuant to the Amendment, the parties have agreed to extend the Long Stop Date (as defined in the Sale and Purchase Agreement) to June 30, 2020.

This description is qualified in its entirety by reference to the Sale and Purchase Agreement, which was filed as Exhibit 99.1 to the Company’s Form 8-K filed on April 2, 2020, and the Amendment, which is filed as Exhibit 99.1 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits:

Exhibit	Description

99.1	Supplemental agreement dated April 29, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Temir Corp.

Date: April 29, 2020	By:	/s/ Brian Wong
	Name:	Brian Wong
	Title:	Chief Executive Officer

2